Bird Announces Fourth Quarter and Full Year 2022 Financial Results Full Year 2022 Revenue of $245 Million and Second Consecutive Quarter of Positive Adjusted EBITDA Successful Completion of Bird Canada Acquisition, Provides Over $30 Million in Capital and Positive Cash Flow Operation New 2023 Guidance with Adjusted EBITDA of $15 to $20 Million, and Positive Cash Flow of $5 to $10 Million (Miami, FL) – March 10, 2023 – Bird Global, Inc. ("Bird" or the "Company") (NYSE: BRDS), a leader in environmentally friendly electric transportation, today announced financial results for the fourth quarter and full year ended December 31, 2022. Shane Torchiana, CEO of Bird, said, "Over the last six months and with the help of our bolstered management team, we have sharpened our focus on our core Sharing business and exited unprofitable operations in EMEA and North America. The year culminated in the acquisition of Bird Canada's operations, which added profitable, cash flow generating operations in Canada and a $30 million cash investment in Bird Global. In the fourth quarter, we saw dramatically improved gross margins and reduced operating expenses, which position Bird to generate positive Adjusted EBITDA and Free Cash Flow in 2023. Mr. Torchiana continued, "We believe our rightsized footprint, focus on asset efficiency, new cost discipline and experienced management team will enable us to achieve our targets in 2023 and focus on our mission of providing cleaner, equitable transportation alternatives for the consumers, communities and cities we serve." Fourth Quarter Ended December 31, 2022 Financial Results • Revenue was $69.7 million compared to $49.5 million in the same period in 2021 ("the prior year period"). Revenue in the fourth quarter included $28.8 million unredeemed preloaded wallet balances from prior periods. • Consolidated gross margin, which is net of vehicle depreciation, as a percentage of revenue was 42%, representing a 35 percentage point increase compared to the prior year period. • Ride Profit (before Vehicle Depreciation) was $49.7 million compared to $21.5 million in the prior year period. Ride Profit (before Vehicle Depreciation) as a percentage of Bird’s core vehicle-sharing business (“Sharing”) revenue was 72% compared to 53% for the prior year period. • Total operating expenses were $58.5 million, including $13.3 million of non-cash stock-based compensation expense. Adjusted Operating Expenses, which excludes the non-cash stock-based compensation expense as well as certain non-cash, non-recurring items or non-core expenses, of $42.3 million decreased 29% year-over-year. • Net loss was $36.4 million compared to net loss of $46.7 million in the prior year period. • Adjusted EBITDA was $6.1 million compared to a loss of $23.8 million in the prior year period. • Free Cash Flow loss, which was impacted by seasonality and one-time expenses related to financing alternatives, narrowed to $14.6 million compared to $165.5 million in the prior year period. Full Year Ended December 31, 2022 Financial Results • Revenue was $244.7 million, representing an increase of 28% compared to $190.5 million in the prior year period. Revenue for the full year included $23.3 million of unredeemed preloaded wallet balances from prior periods. • Consolidated gross margin, which is net of vehicle depreciation, as a percentage of revenue was 14%, representing a 2 percentage point increase compared to the prior year period. • Ride Profit (before Vehicle Depreciation) was $126.3 million compared to $76.7 million in 2021. Ride Profit (before Vehicle Depreciation) as a percentage of Sharing revenue was 55% compared to 44% for the prior year period. • Total operating expenses were $506.1 million, including $95.3 million of non-cash stock-based compensation expense; Adjusted Operating Expenses, which excludes the non-cash stock-based compensation expense as well as certain non-cash, non-recurring items or non-core expenses, increased 10% year-over-year.

• Net loss was $358.7 million compared to net loss of $214.9 million in the prior year period. • Adjusted EBITDA was a loss of $62.1 million compared to a loss of $80.9 million in the prior year period. • Free Cash Flow loss narrowed to $146.2 million compared to a loss of $347.3 million in the prior year period. 2023 Outlook Continuing to focus on profitability and Free Cash Flow generation, the Company expects: • Adjusted Operating Expense of no more than $100 million; • Adjusted EBITDA in the range of $15 to $20 million; and • Positive Cash Flow of $5 to $10 million. Michael Washinushi, CFO of Bird, commented, "We are laser-focused on improving gross margins and reducing operating expenses as we enter 2023. Bird Canada offers a template of how to run growing, profitable and cash flow generating markets. Our consolidated gross margins and Sharing gross margins reached 14% and 28%, respectively. Ride Profit (before Vehicle Depreciation) as a percentage of Sharing revenue of 55% points to the positive unit economics and cash margin of our Sharing business. Absent nearly $9 million of operating expenses in the fourth quarter that we do not expect to repeat in the first quarter, our core operating expense run-rate reached $134 million and we expect it to be below $100 million in fiscal year 2023, accelerating our positive Adjusted EBITDA and Free Cash Flow goals.” Mr. Washinushi continued, "We ended the year with total cash of $39 million, including $33 million of unrestricted cash. During the quarter, we used $12 million of our non-restricted cash to pay down our Apollo and Yorkville debt, along with using $43 million of restricted cash for the same purpose. Additionally, seasonality has a strong impact on cash flow and we expect to return to positive cash flow starting in the second quarter of 2023."

Bird Global, Inc.

(In million, except percentages or as otherwise noted)

	Three Months Ended December 31,			For the Year Ended December 31,		
	2022	2021	% Change	2022	2021	% Change
Rides	8.2	9.4	(13)%	46.5	40.2	16%
Avg. Rides per Deployed Vehicles per Day	1.0x	1.3x	(23)%	1.3x	1.6x	(19)%
Average Deployed Vehicles (in thousands)	0.1	0.1	—%	98.8	68.6	44%
Gross Transaction Value	74.8	59.5	26%	293.3	241.5	21%
Revenue	69.7	49.5	41%	244.7	190.5	28%
Gross margin	42%	7%	35%	14%	12%	2%
Sharing gross margin	43%	7%	36%	28%	13%	15%
Ride Profit (before Vehicle Depreciation) (1)	49.7	21.5	131%	126.3	76.7	65%
Ride Profit (after Vehicle Depreciation) (1)	29.3	7.6	286%	66.5	26.9	147%
Total operating expenses	58.5	135.9	(57)%	506.1	257.9	96%
Adjusted Operating Expenses (1)	42.3	59.3	(29)%	188.4	171.3	10%
Net loss	(36.4)	(46.7)	22%	(358.7)	(214.9)	(67)%
Adjusted EBITDA (1)	6.1	(23.8)	126%	(62.1)	(80.9)	23%
Cash flows from operations	(11.9)	(65.3)	82%	(56.8)	(131.6)	57%
Free Cash Flow	(14.6)	(165.5)	91%	(146.2)	(347.3)	58%

(1) Ride Profit, Ride Profit Margin, Adjusted Operating Expenses, Adjusted EBITDA and Free Cash Flow are non-GAAP financial measures. See "Non-GAAP Financial Measures and Key Metrics" for additional information on non-GAAP financial measures and the appendix to this press release for a reconciliation to the most comparable GAAP measures.

Subsequent Events

Effective January 3, 2023, the Company entered into a share purchase agreement (the "Share Purchase Agreement") with Bird Canada, Inc. ("Bird Canada") and certain other parties thereto, which, among other things, resulted in the acquisition of all of the issued and outstanding shares of Bird Canada in exchange for the additional issuance by the Company of an aggregate principal amount of $27.0 million of the Company's 12.0% Convertible Senior Secured Notes due in 2027, 18,204,365 shares of the Company's Class A common stock, and a nominal amount of cash consideration. In connection with the signing of the Share Purchase Agreement, on December 19, 2022 and December 30, 2022, Bird amended its vehicle financing facility with Apollo Investment Corporation, providing for a new loan from Bird Canada in an aggregate principal amount of $4.0 million and reducing and extending its debt amortization payments to align with Bird's normal business seasonality. For further information regarding terms and conditions of the Bird Canada transaction, please see Bird's Current Reports on Form 8-K, filed December 20, 2022 and January 3, 2023.

Going Concern

The Company's ability to fund working capital, make capital expenditures, and service its debt will depend on its ability to generate cash from operating activities, which is subject to its future operating success, and obtain financing on reasonable terms, which is subject to factors beyond its control, including general economic, political, and financial market conditions. The capital markets have in the past experienced, are currently experiencing, and may in the future experience, periods of volatility that could impact the availability and cost of equity and debt financing and there can be no assurances that such financing will be available to the Company on satisfactory terms, or at all. As of December 31, 2022, the Company had $33.5 million in unrestricted cash and cash equivalents which, without additional funding, will not be sufficient to meet the Company's obligations within the next 12 months. If the Company is unable to raise additional capital and generate cash flows necessary to expand its operations and invest in continued innovation, it may not be able to compete successfully and may need to scale back or discontinue certain or all of its operations in order to reduce costs or seek bankruptcy protection, which would harm its business, financial condition, and results of operations. As such, these factors raise substantial doubt about the Company’s ability to continue as a going concern. Accordingly, the Company plans to continue to closely monitor its operating forecast, reduce its operating expenses, and pursue additional sources of outside capital. Along with this global footprint realignment, the Company is targeting additional reductions in its operating expenses. Presentation This press release presents historical results, for certain periods presented, of Bird Rides, Inc., the predecessor of Bird Global, Inc. for financial reporting purposes. Accordingly, these historical results do not purport to reflect what the results of operations of Bird Global, Inc. would have been had the business combination with Switchback II Corporation (the "Business Combination") occurred prior to such periods. All financial comparisons in this press release compare our financial results from the fourth quarter and full year 2022 to our financial results from the fourth quarter and full year 2021. Conference Call Information A conference call to discuss the Company’s fourth quarter and full year 2022 financial results and other business updates is scheduled for today, March 10, 2023, at 8:00 am Eastern time. Participants interested in participating in the call are invited to dial 1-877-407-0792, or join the live audio webcast available online at https://ir.bird.co. A recorded replay of the webcast will be available within two hours of the conclusion of the event and can be accessed online at https://ir.bird.co for 90 days. About Bird Bird is an electric vehicle company dedicated to bringing affordable, environmentally friendly transportation solutions such as e-scooters and e-bikes to communities across the world. Founded in 2017 by transportation pioneer Travis VanderZanden, Bird’s cleaner, affordable, and on-demand mobility solutions are available in more than 350 cities across the United States, Canada, Europe, the Middle East, and Australia. We take a collaborative, community-first approach to micromobility. Bird partners closely with the cities in which it operates to provide a reliable and affordable transportation option for people who live and work there. Non-GAAP Financial Measures and Key Metrics This press release contains "Ride Profit," "Ride Profit Margin," "Adjusted Operating Expenses," "Adjusted EBITDA," and "Free Cash Flow" which are measures that are not prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Ride Profit reflects the profit generated from rides in our Sharing business after accounting for direct ride expenses, which primarily consist of payments to Fleet Managers. Other ride costs include payment processing fees, network infrastructure, and city permit fees. We calculate Ride Profit (i) before vehicle depreciation to illustrate the cash return and (ii) after vehicle depreciation to illustrate the impact of the evolution of our vehicles. Ride Profit Margin is Ride Profit divided by the revenue we generate from our Sharing business. We use Ride Profit Margin for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that Ride Profit and Ride Profit Margin are useful indicators of the economics of our Sharing business, as they exclude indirect unallocated expenses such as research and development, selling and marketing, and general and administrative expenses. Adjusted Operating Expenses is a supplemental measure of operating expenses used to provide investors with additional information about the Company's business performance. We believe Adjusted Operating Expenses is useful in evaluating the operational costs of our business as it excludes impact from items that are non-cash in nature, non-recurring, or not related to our core business operations. We calculate Adjusted Operating Expenses as total operating expenses, adjusted to exclude (i) depreciation and amortization associated with operating expenses, (ii) stock-based compensation expense, (iii) legal settlements and reserves, (iv) impairment of assets, and (v) other non-recurring, non-cash, or non-core items. Adjusted EBITDA is a supplemental measure of operating performance used to inform management decisions for the business. We believe Adjusted EBITDA is useful in evaluating our performance on a relative basis to other comparable businesses as it excludes impact from items that are non-cash in nature, non-recurring, or not related to our core business operations. We calculate Adjusted EBITDA as net profit or loss, adjusted to exclude (i) interest expense (income), net, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) vehicle count adjustments, (v) stock-based compensation expense, (vi) other income (expense), net, (vii) legal settlements and reserves, (viii) impairment of product sales inventory, (ix) impairment of assets, and (x) other non-recurring, non-cash, or non-core items. Free Cash Flow is a non-GAAP financial measure used by our management and board of directors as an important indicator of our liquidity, as it is an additional basis for assessing the amount of cash we generate. Accordingly, we believe that Free Cash Flow provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. There are limitations related to the use of free cash flow as an analytical tool, including: other companies may calculate free cash flow differently, which reduces its usefulness as a comparative measure; free cash flow does not reflect our future contractual commitments; and free cash flow does not represent the total residual cash flow for a given period. We calculate Free Cash Flow as net cash provided by (used in) operating activities, adjusted to exclude capital expenditures, which consist of purchases of vehicles and property and equipment. There are a number of limitations related to the use of non-GAAP financial measures. In light of these limitations, we provide specific information regarding the GAAP amounts excluded from Ride Profit, Ride Profit Margin, Adjusted Operating Expenses, Adjusted EBITDA and Free Cash Flow. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the appendix to this press release. This press release also contains certain key business metrics which are used to evaluate our business, measure our performance, identify trends affecting our business, formulate business plans, and make strategic decisions. Gross Transaction Value ("GTV") reflects the total dollar value, excluding any applicable taxes, of Rides in our Sharing business and vehicle sales to retail customers and Bird Platform partners, in each case without any adjustment for retail discounts or refunds. In order to calculate GTV, we add back contra revenues from both Sharing and Product Sales and adjustments to the Bird Platform revenue we recognize. GTV is a key indicator of the scale of our business and ultimately drives revenue. We calculate Rides as the total number of paid and unpaid trips completed by customers of our Sharing business. Rides are seasonal to a certain degree. Deployed Vehicles reflects the number of vehicles available to riders through our Sharing business. We calculate Deployed Vehicles on a pro-rata basis over a 24-hour period, wherein two vehicles deployed for a combined period of 24 hours equate to one Deployed Vehicle. Rides per Deployed Vehicle per Day ("RpD") reflects the rate at which our shared vehicles are utilized by riders. We calculate RpD as the total number of Rides divided by total Deployed Vehicles in our Sharing business each calendar day. Forward-Looking Statements This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. We based these forward-looking statements on our current expectations and projections about future events. All statements, other than statements of present or historical fact included in this press release, including those regarding our future financial performance and strategy, expected path to profitability, future operations, future operating results and financial condition, ability to achieve our self-sustainability goals, anticipated Adjusted Operating Expenses for full year 2023, anticipated Adjusted EBITDA for full year 2023, ability to achieve positive Free Cash Flow in 2023, our plans to seek additional capital, and objectives of our management are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project,” or the negative of such terms or other similar expressions. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions that may cause actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Some of the risks and uncertainties that may cause our actual results to materially differ from those expressed or implied by these forward-looking statements are described in the “Risk Factors” section in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as our other filings with Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the time made and the Company does not undertake to update or revise them to reflect future events or circumstances. Investor Contact Investor@bird.co Media Contact Press@bird.co

Bird Global, Inc. Condensed Consolidated Balance Sheets (In thousands, except per share amounts and number of shares) December 31, 2022 2021 Assets Current assets: Cash and cash equivalents $ 33,469 $ 128,556 Restricted cash and cash equivalents—current 4,978 30,142 Accounts receivable, net 2,188 8,397 Inventory 1,535 28,242 Prepaid expenses and other current assets 18,615 33,778 Total current assets 60,785 229,115 Restricted cash and cash equivalents—non current 598 1,203 Vehicle deposits 48,783 117,071 Vehicles, net 100,088 118,949 Goodwill — 121,169 Other assets 11,402 9,754 Total assets 221,656 597,261 Liabilities and Stockholders’ Equity Current liabilities: Accounts payable 20,235 5,002 Accrued expenses 29,413 31,428 Deferred revenue 47,820 62,439 Notes payable—current 22,200 49,094 Other current liabilities 10,950 5,089 Total current liabilities 130,618 153,052 Notes payable—non current (including $30,100 of Convertible Senior Secured Notes measured at fair value) 56,205 — Derivative liabilities 1,892 136,196 Other liabilities 7,831 6,282 Total liabilities 196,546 295,530 Commitments and contingencies (Note 14) Stockholders’ Equity Class A common stock, $0.0001 par value, 1,000,000,000 authorized, and 262,695,741 and 238,089,017 shares issued and outstanding as of December 31, 2022 and 2021, respectively, and Class X common stock, $0.0001 par value, 50,000,000 shares authorized and 34,534,930 shares issued and outstanding as of December 31, 2022 and 2021 30 27 Additional paid-in capital 1,572,576 1,475,300 Accumulated other comprehensive income (7,621) 7,538 Accumulated deficit (1,539,875) (1,181,134) Total stockholders’ equity 25,110 301,731 Total liabilities and stockholders’ equity $ 221,656 $ 597,261 (1) Shares of preferred stock and common stock have been retroactively restated to give effect to the Business Combination.

Bird Global, Inc. Consolidated Statements of Operations (In thousands, except per share amounts and number of shares) Three Months Ended December 31, For the Year Ended December 31, 2022 2021 2022 2021 Revenues: Sharing $ 69,097 40,526 $ 231,334 172,729 Product sales 564 9,009 13,326 17,815 Total revenues 69,661 49,535 244,660 190,544 Cost of revenues: Cost of sharing, exclusive of depreciation 19,136 25,072 106,547 103,204 Depreciation on sharing vehicles 20,440 13,524 59,485 47,335 Cost of product sales 674 8,314 12,154 17,340 Impairment of product sales inventory — — 31,769 — Total cost of revenues 40,250 46,910 209,955 167,879 Gross margin: Sharing 29,520 1,930 65,301 22,190 Product sales (109) 695 (30,597) 475 Total gross margin 29,411 2,625 34,705 22,665 Other operating expenses: General and administrative 47,891 116,445 233,810 208,536 Selling and marketing 2,731 7,026 16,318 17,906 Research and development 7,888 12,330 40,111 31,426 Impairment of assets — — 215,822 — Total operating expenses 58,510 135,801 506,061 257,868 Loss from operations (29,099) (133,177) (471,356) (235,203) Interest expense, net (2,997) (1,062) (10,773) (6,073) Other income, net (2,817) 86,668 125,397 26,561 Loss before income taxes (34,913) (47,571) (356,731) (214,715) Provision for income taxes 1,495 99 2,010 209 Net loss $ (36,408) $ (47,670) $ (358,741) $ (214,924)

Bird Global, Inc. Condensed Consolidated Statements of Cash Flows (In thousands, except per share amounts and number of shares) December 31, 2022 2021 Cash flows from operating activities Net loss $ (358,741) $ (214,924) Adjustments to reconcile net loss to net cash used in operating activities: Issuance of and mark-to-market adjustments of derivative liabilities (134,304) (37,811) Impairment of assets 215,822 — Impairment of product sales inventory 31,769 — Depreciation and amortization 61,713 51,592 Non-cash vehicle expenses 13,359 7,233 Stock-based compensation expense 95,335 86,631 Loss on extinguishment of debt — 2,304 Amortization of debt issuance costs and discounts 3,548 1,851 Bad debt expense 2,584 2,766 Breakage revenue (31,041) — Other 1,199 392 Changes in assets and liabilities, net of impact of business acquisitions and disposals: Accounts receivable 3,623 (8,372) Inventory 15,916 (9,331) Prepaid expenses and other current assets (11,154) (24,827) Other assets (3,882) 200 Accounts payable 15,010 (7,485) Deferred revenue 15,913 14,614 Accrued expenses and other current liabilities 5,009 3,667 Other liabilities 1,491 (127) Net cash used in operating activities (56,831) (131,627) Cash flows from investing activities Purchases of property and equipment (527) (846) Purchases of vehicles (88,886) (214,852) Net cash (used in) provided by investing activities (89,413) (215,698) Cash flows from financing activities Proceeds from issuance of debt, net of issuance costs 107,910 52,680 Proceeds from issuance of convertible debt, net of issuance costs 23,386 — Proceeds from issuance of redeemable convertible senior preferred stock and derivatives, net of issuance costs — 207,814 Proceeds from Business Combination and PIPE financing — 249,611 Transaction costs paid in connection with Business Combination and PIPE financing — (25,946) Proceeds from issuance of common stock 1,055 423 Payment for settlement of warrants — (600) Payment for taxes related to net share settlement (2,172) — Debt repayments (110,594) (40,610) Net cash provided by financing activities 19,585 443,372 Effect of exchange rate changes on cash and cash equivalents and restricted cash and cash equivalents 5,802 10,087 Net increase (decrease) in cash and cash equivalents and restricted cash and cash equivalents (120,856) 106,134 Cash and cash equivalents and restricted cash and cash equivalents Beginning of period 159,901 53,767 End of period $ 39,045 $ 159,901 Components of cash and cash equivalents and restricted cash and cash equivalents Cash and cash equivalents 33,469 128,556 Restricted cash and cash equivalents 5,576 31,345 Total cash and cash equivalents and restricted cash and cash equivalents $ 39,045 $ 159,901 Non-cash activities: Conversion of redeemable convertible preferred stock to common stock in connection with the Business Combination $ — $ 1,300,121 Transaction costs not yet paid $ — $ 6,563 Payment for settlement of debt in exchange for the issuance of common stock under the Purchase Agreement $ 3,060 $ — Supplemental disclosures of cash flow information Cash paid for: Interest $ 7,102 $ 695 Income taxes $ 418 $ 263

Bird Global, Inc.

Calculations of Key Metrics and GAAP to Non-GAAP Reconciliations

(In millions, except as otherwise noted)

Reconciliation of Gross Transaction Value to Revenue

	Three Months Ended December 31		For the Year Ended December 31	
	2022	2021	2022	2021
(in millions)				
Revenue	$ 69.7	$ 49.5	$ 244.7	$ 190.5
Contra Revenue	3.0	7.2	34.0	32.3
Platform Adjustment[(1)]	2.1	2.7	14.7	18.7
Gross Transaction Value	$ 74.8	$ 59.5	$ 293.3	$ 241.5

(1) Represents the difference between the full amount charged to Bird Platform partner riders (excluding applicable taxes) and the revenue recognized by Bird.

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended December 31		For the Year Ended December 31	
	2022	2021	2022	2021
(in millions)				
Net loss [(1)]	$ (36.4)	$ (46.7)	$ (358.7)	$ (214.9)
Interest expense, net	3.0	1.1	10.8	6.1
Provision for income taxes	1.5	0.1	2.0	0.2
Depreciation and amortization [(2)]	20.8	15.3	62.0	54.9
Vehicle count adjustments	(0.3)	4.6	1.2	4.7
Stock-based compensation expense	13.3	82.4	95.3	86.7
Other income, net	2.8	(86.7)	(125.4)	(26.6)
Legal settlements and reserves	0.2	4.6	(0.6)	6.6
Impairment of product sales inventory	—	—	31.8	—
Impairment of assets	—	—	215.8	—
Other non-recurring, non-cash, or non-core items [(3)]	1.2	1.6	3.7	1.4
Adjusted EBITDA	$ 6.1	$ (23.8)	$ (62.1)	$ (80.9)

(1) Net loss during the three months and year ended December 31, 2022 includes the recognition of $28.8 million and $23.3 million, respectively, of unredeemed preloaded wallet balances from prior periods.

(2) Depreciation and amortization excludes tariff depreciation and other adjustments, which were $— and $(0.4) million for the quarters ended December 31, 2022 and 2021 and $(0.3) million and $(3.3) million for the years ended December 31, 2022 and 2021, respectively.

(3) Consists primarily of $3.0 million of restructuring costs for the year ended December 31, 2022 and $1.4 million of Business Combination expenses, including a one-time initial public offering-related bonus to Fleet Managers, for the year ended December 31, 2021.

Reconciliation of Free Cash Flow to Cash Flow from Operations

	Three Months Ended December 31		For the Year Ended December 31	
	2022	2021	2022	2021
(in millions)				
Net cash provided by (used in) operating activities	$ (11.9)	$ (65.3)	$ (56.8)	$ (131.6)
Capital Expenditures[1]	(2.6)	(100.2)	(89.4)	(215.7)
Free Cash Flow	$ (14.6)	$ (165.5)	$ (146.2)	$ (347.3)

(1) Capital expenditures were primarily made up of purchases of vehicles, which were $2.5 million and $99.4 million for the quarters ended December 31, 2022 and 2021, and $88.9 million and $214.9 million for the years ended December 31, 2022 and 2021, respectively.

Reconciliation of Ride Profit to Gross Margin

	Three Months Ended December 31		For the Year Ended December 31	
	2022	2021	2022	2021
(in millions)				
Gross margin	$ 29.4	$ 3.7	$ 34.7	$ 22.7
Vehicle depreciation (1)	20.4	13.9	59.8	49.8
Vehicle count adjustments (2)	(0.3)	4.6	1.2	4.7
Product Sales division (3)	0.1	(0.7)	30.6	(0.5)
Ride Profit (before Vehicle Depreciation)	49.7	21.5	126.3	76.7
Vehicle depreciation (1)	(20.4)	(13.9)	(59.8)	(49.8)
Ride Profit (after Vehicle Depreciation)	$ 29.3	$ 7.6	$ 66.5	$ 26.9

(1) We exclude vehicle depreciation as these costs are non-cash in nature. Vehicle depreciation excludes tariff depreciation and other adjustments, which were $0.0 million and $(0.4) million for the quarters ended December 31, 2022 and 2021, and $(0.3) million and $(2.5) million for the years ended December 31, 2022 and 2021, respectively.

(2) We exclude vehicle count adjustments as these adjustments are made based on results of physical inventory counts, which are non-cash in nature.

(3) We exclude the revenue and cost of revenue associated with vehicle sales to retail customers and Bird Platform partners.

	Three Months Ended December 31		For the Year Ended December 31	
	2022	2021	2022	2021
(in millions, unless otherwise noted)				
Sharing Revenue[1]	$ 69.1	$ 40.5	$ 231.3	$ 172.7
Ride Profit Margin % (before Vehicle Depreciation)	72 %	53 %	55 %	44 %
Ride Profit Margin % (after Vehicle Depreciation)	42 %	19 %	29 %	16 %

Reconciliation of Adjusted Operating Expenses to Total Operating Expenses Three Months Ended December 31 For the Year Ended December 31 2022 2021 2022 2021 (in millions, except as otherwise noted) Total operating expenses $ 58.5 $ 135.9 $ 506.1 $ 257.9 Depreciation and amortization (1) (0.4) (1.3) (2.2) (5.1) Stock-based compensation expense (13.3) (82.4) (95.3) (86.7) Legal settlements and reserves (1.4) 8.5 (0.6) 6.6 Impairment of assets — — (215.8) — Other non-recurring, non-cash, and non-core items (1.2) (1.4) (3.7) (1.4) Adjusted Operating Expenses $ 42.3 $ 59.3 $ 188.4 $ 171.3 % of Revenue 61% 120% 77% 90% (1) Depreciation and amortization is comprised of property and equipment depreciation and intangible asset amortization, which is part of total operating expenses.